EXHIBIT 10.1
THIS AGREEMENT is made this 23rd day of June 2004

BETWEEN

(1) ZIM CORPORATION a company incorporated in Canada whose registered office is at 20 Colonnade Road, Suite 200, Ottawa Ontario, K2E 7M6, Canada ("ZIM"); and

(2) SMS.AC, INC. a company incorporated in the United States whose registered office is at 7770 Regents Road, Suite #113-405, San Diego, California 92122, USA ("the Client")


Recitals

(A) ZIM is a Mobile Service Provider utilising connections to GSM Mobile networks based in the United Kingdom for the provision of revenue generating SMS services to end user mobile subscribers.

(B) The Client wishes to provide IMS Services to End Users which ZIM has agreed to provide subject to and upon the terms and conditions set out in this Agreement


IT IS AGREED as follows:


Definitions

1.1 Unless the context requires otherwise, the following phrases shall have the following meanings in this Agreement:

        "Connection Fee"                      means the payable on the date
                                              of this Agreement in accordance
                                              with Clause 3.1.

        "Monthly Fee"                         means the fee payable to ZIM
                                              by the Client for the provision of
                                              the Service in accordance with
                                              Schedules 2 and 3.

        "Commencement Date"                   means the date of this Agreement

        "Confidential Information"            means any information whether
                                              oral, written held on whatever
                                              media which is disclosed to or
                                              otherwise obtained by one party
                                              from the other party pursuant to
                                              or in connection with this
                                              Agreement, and whether or not such
                                              information is expressly stated to
                                              be confidential or marked as such,
                                              and including but not limited to
                                              know how methodology and other
                                              proprietary information and of
                                              business and/or marketing plans
                                              and business practices and other
                                              commercially sensitive information
                                              including End User information and
                                              data.

        "Content Aggregation"                 means the collation
                                              of information content by the
                                              Client from third party sources.

        "End User"                            means any individual,
                                              corporation or other legal entity
                                              that uses the Network from mobile
                                              telephones provided by or
                                              utilising mobile telephones
                                              operated by UK Operators. The term
                                              "End User" does not include an
                                              Unbillable End User

        "End User Information"                means any demographic or personal
                                              information identifying
                                              information, data or records
                                              relating to End Users and/or their
                                              use of the Information Services,
                                              including, without limitation,
                                              their respective names, addresses,
                                              telephone numbers, account
                                              information, passwords, usage
                                              statistics, communications
                                              exchanged or transactions
                                              conducted using the Information
                                              Services.

        "End User Validation Data"            means data
                                              to be provided by ZIM to the
                                              Client that shall enable the
                                              Client to establish whether the
                                              relevant End User is a Billable
                                              End User or an Unbillable End
                                              User.

        "Force Majeure"                       means any event or
                                              condition, not existing as of the
                                              date of this Agreement , not
                                              reasonably foreseeable as of such
                                              date and not reasonably within the
                                              control of either party, which
                                              prevents in whole or in material
                                              part the performance by a party of
                                              its obligations hereunder (other
                                              than the obligation to make any
                                              payment of money due and owing) or
                                              which renders the performance of
                                              such obligations so difficult or
                                              costly as to make such performance
                                              commercially unreasonable. Without
                                              limiting the foregoing, the
                                              following will constitute events
                                              or conditions of Force Majeure:
                                              acts of state or governmental
                                              action (including but not limited
                                              to the failure of the appropriate
                                              government authorities to grant
                                              proper authorization to the Client
                                              to provide the Client Services to
                                              End Users), riots, disturbance,
                                              war, strikes, lockouts, slowdowns,
                                              prolonged shortage of energy
                                              supplies, epidemics, fire, flood,
                                              hurricane, typhoon, earthquake,
                                              lightning and explosion.

        "IMS" Means information based mobile telephone communication services effected by the transmission of an Information Services to and receipt of SMS text messages from a mobile telephone via a Network

        "ICSTIS" means the Independent Committee for the Supervision of Standards of Telephone Information Services (or any similar body that may be appointed in addition to or in substitution for it).


        "Information Message"                 means a premium rate SMS
                                              message (which is not a Zero-Rated
                                              Information Message Bulk SMS) sent
                                              by the Client to an End User in
                                              accordance with Schedule 3 as part
                                              of its provision of Information
                                              Services pursuant to this
                                              Agreement.

        "Information Request"                 means a SMS Request or a
                                              Subscription Request.

        "Information Services"                means the provision of a
                                              SMS mobile telephone text message
                                              (via Information Messages and/or
                                              Zero-Rated Information Messages
                                              Bulk SMS) to End Users by the
                                              Client pursuant to this Agreement.

        "Initial Term"                        means the period of 12 months from
                                              the Commencement Date

        "Networks"                            aggregated wireless gateways
                                              available for the transmission of
                                              SMS text messages transmitted to
                                              or from mobile telephones within
                                              the United Kingdom

        "UK Operators"                        Means Vodafone, O2, Orange,
                                              T-Mobile

        "Revenue Share Payment"               means a  payment  from ZIM to the
                                              Client  in  accordance  with in
                                              Schedule 1.

        "Services"                            means  the  services  to be
                                              provided  by  ZIM to  the  Client
                                              in accordance with Clause 2

        "Short Codes"                         means a numeric string from
                                              four (4) up to eleven (11) numbers
                                              entered into a mobile telephone by
                                              an End User which will identify
                                              the sender of a SMS text message


        "SMS Request"                         means a SMS message sent
                                              via a mobile telephone or the
                                              Internet by an End User to the
                                              Client to prompt an Information
                                              Message to be sent by the Client
                                              to that individual End User's
                                              mobile phone.


        "SMS Tariff(s)"                       means the tariff(s)
                                              (which shall be subject to change
                                              from time to time with immediate
                                              effect by written notice from ZIM
                                              to the Client) set out in Schedule
                                              1, Part 2 payable by End Users for
                                              Information Messages.


        "Subscription Request"                means either:

                                              1.   a standard rate SMS message
                                                   sent by an End User to the
                                                   Client; or
                                              2.   an application that has been
                                                   completed by an End User on
                                                   an internet site owned by
                                                   and/or operated by the Client
                                                   or its agents,
                                              3.   an application that has been
                                                   completed by an End User on
                                                   an IVR owned and operated by
                                                   the Client or its agents,

                                              in each case to prompt a certain
                                              (or indefinite) number of
                                              Information Messages to be sent to
                                              such End User's mobile phone at
                                              predetermined intervals.


        "Territory"                           means the United Kingdom.


        "Unbillable End User"                 means a mobile telephone user
                                              where:- an SMS text message sent
                                              from such persons mobile telephone
                                              is incapable of transmitting
                                              sufficient data to enable ZIM to
                                              identify the specific mobile
                                              telephone which sent the SMS text
                                              message ,or

                                              insufficient information is
                                              transmitted in conjunction with an
                                              SMS text message to enable ZIM to
                                              submit to such person an SMS
                                              Tariff, or

                                              the mobile telephone used by such
                                              person is incapable of originating
                                              a valid Subscription Request, or

                                              the mobile telephone used by such
                                              person is incapable of
                                              transmitting SMS text messages

        "Bulk SMS"                            means Information Messages
                                              sent by the Client to End Users in
                                              accordance with that certain
                                              Standard Messaging Agreement
                                              entered into as of May 11, 2004
                                              between ZIM Corporation and Short
                                              Message Activities Corporation
                                              ("Bulk SMS Agreement")

1.2 References herein to "Clauses", "sub-clauses" and "the Schedule" are to clauses and sub-clauses of and any schedule to this Agreement unless otherwise specified.

1.3 Unless otherwise required words denoting the singular include the plural and vice versa, the masculine includes the feminine and the neuter and vice versa

1.4 References in this Agreement to statutory provisions include all modifications and re-enactments of them and all subordinate legislation made under them.

1.5 Clause headings are included in this Agreement for convenience only and do not affect its construction.



2         Provision of the Services by ZIM

2.1 During the continuation of this Agreement and subject to the payment by the Client to ZIM of the sums payable under Schedule 1 ZIM shall provide to the client:

          (a) Networks for the purposes of the provision of Information Services to End Users

          (b) Networks for the purposes of the receipt of Subscription Requests and SMS Requests from End Users

          (c) Billing and collection services on behalf of Client from End Users for Information Services according to Clause 5 and the applicable Schedules attached hereto and incorporated herein by reference.

and shall make all reasonably appropriate arrangements with all UK Operators to ensure such Networks are available for use (save only where prevented by Force Majeur) by End Users of each of the mobile telephone companies comprised in the term "UK Operators"

2.2 During the continuation of this Agreement (but for the avoidance of doubt not following termination howsoever arising) ZIM grants insofar as the same is reasonably required for either the provision of the Services and/or the performance of the Clients obligations in this Agreement a non-exclusive, non assignable, royalty-free licence for the Client to use all computer software and programs designed and/or owned by ZIM

2.3 ZIM shall provide Client real-time handset delivery receipts for each Information Message transmitted for delivery to End Users, including but not limited to any acknowledgements and other relevant transaction reports generated by the ZIM network. Each delivery receipt shall clearly state if the Information Message was delivered to the End User, if the End User was successfully billed, and in the event of non-delivery, the reason for such failure.

2.4 ZIM shall provide to the Client as soon as practicable End User Validation data for the purpose (inter alia) of identification of Unbillable End Users. Such information shall be updated at monthly intervals during the continuation of this Agreement

2.5 Subject to the observance of the obligations on the part of the Client contained in this Agreement, ZIM shall be responsible for all the collection of all charges from End Users levied in connection with the provision of Information Services, provided always that ZIM shall not be responsible for the collection of any charges applicable to the transmission of Information Messages to an Unbillable End User.

2.6 Observe the obligations on the part of ZIM as set out in Clause 4 and Clause 5 (Usage Information).

3.        The Client's obligations

3.1       Notice to ZIM

The Client shall give ZIM the following periods of notice:

3.1.1 If Client believes that the following will result in a significant change in traffic levels, then Client will provide at least 7 day's written notice of its intention to launch new Information Services and/or of its intention to make substantial alterations to the Information Services (accompanied by a forecast of the effect of such changes, that is, the increase/decrease in volumes)

3.1.2 If Client believes that the following will result in a significant change in traffic levels, then Client will provide at least 3 days written notice of its intention to advertise new or substantially altered Information Services.

3.2       Delivery of Information Services to End Users

3.2.1 The Information Services shall only be delivered to End Users as Information Messages and in no other data communication format.

3.2.2 No Information Messages shall be sent to or otherwise communicated by the Client to Unbillable End Users

3.2.3     In respect of all Information Messages transmitted by the Client:

          (a) no more than one Information Message shall be sent to an End User in response to a Single Request; unless agreed in advance with the end user pursuant to a Subscription Request and

          (b) no more Information Messages shall be sent to an End User in response to a Subscription Request than such End User shall have requested via such Subscription Request; and

          (c) (regardless of the number of Information Requests made) the total number of Information Messages sent to a single End User in any one day shall be no more than the number that would cost such End User (pound)30 inc Vat (or some other amount as may be agreed between the parties hereto in writing in advance) on his mobile phone bill unless agreed in advance with the end user

3.2.4 The Client shall use its reasonable endeavours to procure, prior to transmission of a Subscription Request:

          (a) End Users have been made aware of the identity (including principal place of business) of the Client as the supplier of the Information Services

          (b) End Users have an adequate and accurate description of the Information Services, including the intended purpose of and nature of the Information Services provided by the Client;

          (c) End Users have been made aware of (i) the cost of all Subscription Requests and Information Messages and (ii) the frequency and number (unless this is indefinite - in which case this fact shall be made clear) of Information Messages that will be received in response to a Subscription Request and (iii) their rights to cancel described in Clause 3.2.4(e)

          (d) End Users have been made aware of arrangements which will be implemented in respect of the levying of charges to End Users (i.e. charges will made via the End User's mobile phone bill in the case of contract customers or deducted from airtime credit in the case of pre-pay customers); and

          (e) End Users will be made aware of their ability to terminate a Subscription Request and the manner in which this is effected, which shall irrespective of the method of communication of a request to terminate entitle the End User to terminate a Subscription Request with immediate effect

         The Client shall submit to ZIM for approval details of the manner in which the Client intends to communicate material upgrades or substantially altered Information Services to End Users, ZIM approval not to be unreasonably withheld or delayed.

          3.2.5 No Information Services shall be provided (either to End Users or otherwise):

                    (i) unless sent in response to a SMS Request or a Subscription Request, nor

                    (ii) to an End User following the exercise of their right to terminate receipt of Information Services

3.2.6 The Client shall take all reasonable steps available to ensure that the number of attempted Information Requests and Information Messages transmitted at any particular time does not exceed the transmission capacity of the Networks observing such reasonable restrictions and/or requirements (which may include temporary suspension of the Services) as may be imposed by ZIM in written advance notice to ensure the continued stability of Networks.

           For clarification the client will not submit more than 20 messages per second per network without prior agreement with ZIM.

3.4       Content of Information Services

3.4.1 Client shall clearly prohibit End Users subscribing to Information Services within its Terms and Conditions from including the following within their contents messages:

         (a)      contain any statement of a defamatory nature
         (b) contain any statement likely or which may bring the name of ZIM into disrepute or otherwise have adverse effect on ZIM, its name, or brand

         (c) state or imply any approval by ZIM of the Information Service nor to refer (directly or indirectly) to ZIM without the express and prior approval in writing of ZIM.

         (d) violate the rights of any third party including, but not limited to, privacy, publicity, copyright or patent

         (e) contain such data what will impair the operation of the Networks or any part of it

         (f) contain any information or material which would, or the sending of which over Networks would, be a criminal offence, breach the provision of any statutory provisions (whether existing at the date of this Agreement or not) or would otherwise be unlawful in the jurisdiction where the Information Messages are capable of being sent and/or received.

         (g) contain any statement that is immoral, offensive, indecent, abusive or menacing,


3.4.2 Subject to the specific provisions of this Agreement the content of Information Services shall be determined by the Client who shall be solely responsible for the content and operation of Information Services.

3.4.4 The terms and conditions governing Bulk SMS are set forth in the Bulk SMS Agreement.

3.5       Client Compliance

3.5.1 The Client shall procure prior to the transmission of any Information Service that all rights, licenses and consents including all intellectual property rights, have been obtained and all requirements of law complied with as may be necessary to enable the Information Service to be made available to End Users. The Client shall provide evidence of compliance with this paragraph, upon request

3.5.2 The Client shall comply with all reasonable requirements and conditions from time to time imposed in connection with the provision of Information Services and/or provision of the Services by ZIM or by UK Operators

3.5.3 The Client shall provide ZIM, UK Operators and/or ICSTIS such information or material relating to Information Services or any proposed future service as may from time to time be reasonably requested

3.5.4 Without limitation to the foregoing provisions of this Agreement the Client shall ensure that all Information Services together with all other advertising, data and other information provided in conjunction with Information Services shall comply with the ICSTIS Code of Practice, Data Protection Act 1998 and the Consumer Protection (Distance Selling) Regulations 2000 together with all other statutory provisions applicable during the continuation of this Agreement

3.6 Meetings With UK Operators ZIM and Client shall schedule meetings no less frequently than once a quarter to meet with each of the major UK Operators, namely Vodafone (UK), O2 (UK), T-Mobile (UK), and Orange
          (UK). The purpose of these meetings shall be to promote coordination between the UK Operators, ZIM and Client with respect to the transmission of Information Messages contemplated hereunder, to address any concerns related to End User queries or complaints and to inform UK Operators about new Information Services which will be offered or to advise of existing Information Services which will be substantially altered.

3.7       Short Codes

3.7.1 ZIM shall provide the Client with one or more Short Codes to be used by End Users to transmit Information Requests and for Client to transmit Information Services. Initially, ZIM shall provide Client a shared Short Code, which will be reserved for Client's sole use. Any key words associated with Client's shared Short Code shall be for the exclusive use of Client. In the event Client's volume of Information Services is not substantial, ZIM may assign others to share the Short Code reserved for Client, but only upon providing Client thirty (30) days prior written notice. In such event and upon Client's request, ZIM shall reserve a dedicated and dynamic Short Code for Client. Short Codes may comprise an entire UK Operator mobile telephone number. The purpose of the Short Code if for Zim to provide billing and collection services on Client's behalf as stated in Clause 2.

3.7.2 In so far as the Client may require use of an alphanumeric identifier (comprising a brand name or specific name as identification of the transmitter of an Information Service upon an End Users mobile telephone) the Client shall on request from ZIM provide evidence as to the right of the Client to use such name. Use of any alphanumeric identifier shall be subject to availability via each of the UK Operators

3.7.3 ZIM shall retain ownership to all Short Codes supplied and may withdraw such Short Codes at any time upon thirty (30) days prior written notice. In such circumstance, Zim would provide an adequate replacement or terminate this Agreement pursuant to Clause 13.2.1 (e).

3.7.4 ZIM shall be entitled to levy an additional charge in respect of the provision of dedicated Short Codes.

3.7.5 The Short Code provided by ZIM under Clause 3.7.1 shall enable dynamic suffixes to be added by Client for purposes of tracking and routing multiple thread application traffic.

3.8       End User support

3.8.1 The Client shall provide and maintain during the continuation of this Agreement adequate support to End Users in relation to the Information Services and shall inform End Users of any related routes of contact in relation to enquiries, complaints and/or queries relating to Information Services.

3.8.2     If:

          (a) An End User contacts ZIM or a UK Operator in relation to the Information Services ZIM may (at its absolute discretion) either (i) redirect or transfer such End Users to the support facilities of the Client or (ii) (where capable) deal with the query or complaint. In the event End Users make multiple queries or complaints that exceed industry standards, Client and ZIM shall cooperate and determine the best manner to manage the disposition of such queries or complaints. As a result, ZIM and Client may agree upon local customer care representatives to manage End User queries and complaints that exceed industry standards. ZIM and/or UK Operators reserves the right to impose a charge for such

          (b) ZIM or UK Operators receive complaints regarding the Client and/or Information Services which it considers to be of such seriousness or number as to be materially prejudicial to ZIM or UK Operators brand or reputation, it may, by notice in writing to the Client, either (i) temporarily suspend the Information Services for such period of time as it may, in its absolute discretion, deem fit or (ii) terminate this Agreement. Whenever possible, ZIM and Client shall cooperate to address any End User complaints in an attempt to avoid suspension or termination of this Agreement.

          (c) In connection with the right to terminate this Agreement under sub-Clause (b) ZIM shall give to the Client not less than 30 days notice of the intention to terminate (within which period of time the Services shall be suspended). Within such 30-day period the Client may submit to ZIM written reasons as to why this Agreement shall not be terminated. On receipt of such written reasons ZIM shall use reasonable endeavours to obtain the agreement of UK Operators to the retention of the Services, progressing the reasons received from the Client. The parties (observing the provisions of this sub-Clause) shall be bound by the decision of the UK Operators. Where the UK Operators shall impose any condition on the retention of the Services ZIM shall not be obliged to continue the Services and may progress with the termination of this Agreement in so far as the Client shall not agree to observe and perform such conditions and shall enter into such further documentation as ZIM shall reasonably require in connection with the documentation of the Clients' agreement to observe such conditions as imposed by the UK Operators.


4.        Provision of Usage Information

4.1 Within 30 days of the end of each calendar month under the continuation of this Agreement ZIM shall prepare and provide to the Client a report detailing the number of Information Messages delivered to End Users during the preceding calendar month. Included in this report shall be the following information:

                  (a) gross revenue            (e) fees
                  (b) total messages sent      (f) revenue share
                  (c) total messages delivered (g) net revenue
                  (d) total messages billed    (h) bad debt

           ZIM shall also include the leakage rate, namely the discrepancy between successfully delivered Information Messages reported by ZIM and the revenue actually paid by UK Operators related to such Information Messages. Where the Client shall consider there shall be any discrepancy within such information the parties shall work together in good faith to identify the discrepancy and agree any variation to correctly reflect the volume of Information Messages transmitted in the appropriate period. In the event that no satisfactory resolution is found, the UK Operator(s) figures shall be used for the calculation of any payments.

4.2 The report produced in accordance with sub-Clause 4.1 shall be available electronically via a secure Internet account. Access details to view electronic reports and statements shall be as specified in schedule 3 of this agreement.

4.3        The Client:

          (a) shall be responsible for retaining evidence that Information Messages sent to End Users were properly solicited (that is, via a Single Request or a Subscription Request); and

          (b) hereby agrees that, subject to Clause 11.6, upon written request giving 5 days notice, ZIM shall have the right to inspect the evidence referred to above.

4.4 In the event that ZIM in its reasonable opinion, considers the information presented to it pursuant to sub-Clause 4.3 unsatisfactory or incomplete ZIM shall request Client to provide additional information.

4.5      Audit Rights

                  Client may, up to two (2) times in a calendar year upon no less than five (5) days prior written notice to and at a time reasonably acceptable to ZIM, cause a certified accountant subject to a duty of confidentiality, to review the books and records of ZIM, solely to the extent reasonably required to ensure compliance with this Agreement. If the audit reveals a difference of more than 5%, ZIM will reimburse Client for the difference plus the reasonable cost of the audit. The rights under this clause shall survive the expiration of this Agreement for one year. The audit should be conducted during normal business hours and not disrupt ZIM's business. The audit should be conducted by an independent accountant appointed by the client.

5.         Payment

5.1       Revenue Share

5.1.1     Tariff from UK Operators

The Client shall be entitled to receive a payment ("a Revenue Share") in respect of each Information Message transmitted during the continuation of this Agreement as specified in the Schedules attached. The sums specified in the Schedules attached shall be subject to variation from time to time by written notice to the Client.

5.1.2    Revenue Deductions

The total revenue generated from the Tariffs for each relevant month shall be shared in the following manner: first all applicable taxes, levies, bad debt, and End User refunds (collectively "deductions") will be deducted from the gross revenues for the transmission of Information Services collected by ZIM ("Information Services Revenues"), then the remaining revenue shall be divided on an percentage basis between the UK Operator(s), ZIM and Client, according to this Clause 5 and attached Schedules 1 and 2.

5.1.3    Exclusion of Entitlement

The Client shall not be entitled to any Revenue Share in respect of the transmission of any Information Services to any Unbillable End User, nor entitled to any Revenue Share in respect of any attempted transmission of an Information Request attempted to be transmitted to the Client by an Unbillable End User

5.1.4    Collection of Revenue Share

ZIM shall undertake best efforts to collect the entitlement to Revenue Share pursuant to Clause 2 from the UK Operators. There shall be no liability for ZIM to make any payment to the Client where any UK Operator has not made payment of Revenue Share but only if such failure to pay does not result from a breach of this Agreement by ZIM.

5.1.5    Maintenance of Records

ZIM shall maintain complete records as to the entitlement to Revenue Share in respect of each of the UK Operators that shall be available for inspection by the Client on the giving of reasonable written notice. The statement produced shall include a complete breakdown of the method of calculation of Revenue Share, including details of all rebates received and/or penalties charge by UK Operators

5.1.6 Net Payments

a) Netting Delivery Fees from Client Revenue Share:

The Parties intend that the Information Services Revenues collected by ZIM will be applied to offset the delivery fees ("Delivery Fees") due ZIM for Bulk SMS services provided to Client. Accordingly, the manner in which such net payments will be made ("Net Payments") is set forth herein. Deductions from Information Services Revenues will be made as set forth in sub-clause 5.1.2. The Revenue Share allocated to Client shall be applied to satisfy outstanding Delivery Fees for Bulk SMS services due and payable to ZIM under the Bulk SMS Agreement. Any remaining Client Revenue Share shall be due and payable to Client by ZIM within sixty (60) days following the last day of the month in which such Information Services Revenues were generated.

Gross amounts for bulk messages and revenue share will be invoiced by both ZIM and Client at the end of each month for their respective service offerings in order to determine the Net Payment. From the aforementioned invoices, ZIM will prepare a statement of account within 30 days of each calendar month detailing the Net Payment to be made within 60 days of the end of the calendar month in which such Information Services Revenue and bulk messaging fees were generated.

To be clear, the aforementioned Net Payments shall be deducted from the same month in which both the Information Services Revenues were generated and the Delivery Fees were incurred. Such netting process shall happen sixty (60) days following the last day of such certain month.

         For example:
         In the event the following happens within the month of June 2004:

     o The Revenue Share to Client is $50,000 USD for monies generated from the transmission of Information Services; and

     o    Client consumed $40,000 USD in Delivery Fees for Bulk SMS Services;

         Then ZIM would deduct a Net Payment of $40,000 USD from the $50,000 USD revenue share on August 31, 2004. Client may select to either have the remaining $10,000 USD applied as credit for future Delivery Fees to be incurred or select for a payment of such to be processed within ten
         (10) days.

b) Reporting, Invoicing, and Discrepancies:

Notwithstanding that ZIM may not have received such Information Services Revenues from UK Operator(s), ZIM shall approximate the Information Services Revenues to be generated in a certain month based on its records. Upon receipt of Information Services Revenues from UK Operator(s), ZIM shall reconcile any discrepancies in the manner described in the Bulk SMS Agreement. Any adjustments to the amounts credited Client in a certain month shall be reflected in the invoice sent to Client as a credit or debit, as the case may be, for the following month.

In the event the Delivery Fees for Bulk Messaging in a certain month exceed the Revenue Share due and payable to Client in that certain month ("Excess Amount"), then ZIM shall invoice Client for such Excess Amount. The Excess Amount shall be due and payable by Client within thirty (30) days of receipt of the aforementioned invoice to avoid the interest charge of 1% per annum. In the event that the Revenue Share due and payable to Client in a certain month exceed the Delivery Fees due and payable to ZIM, then Client will have the option to either have such amounts credited to the Delivery Fees to be consumed by Client in future months or, to have ZIM remit a payment of such amounts to Client. Client will make best efforts to notify ZIM within 10 days of receiving the monthly statement whether it will accept payment of such amounts or apply such to future month's Bulk Messaging fees. To be clear, failure to provide notice of allocation decision within 10 days, does not waive Client's right to determine the allocation of funds due to it hereunder. If the Client elects for payment of such amounts, then ZIM will make payments within 60 days of the end of the calendar month in which such Information Services Revenue was generated.

c) Assignment of Accounts Receivable:

Client hereby assigns ZIM as a secured vendor, and Client also reserves the right to secure payment from month to month by the assignment of account receivables from other parties owing monies to Client ("Assignment"). To be clear, the Assignment shall be exclusively limited to the Excess Amounts due and payable in accordance with the terms hereunder. Client reserves the right to remit such payment directly to ZIM or, alternatively, at the option of Client, to arrange for payments by way of the aforementioned Assignment. Further, ZIM shall only be a secured vendor as long as it does not breach any of its obligations under this Agreement and that of the Bulk Messaging Agreement.

5.1.7    Determination of dispute

(a) In so far as any dispute may arise between the parties with regard to the calculation of Revenue Share the parties will make available to the other all information, records and data held by them in respect of the Information Services which would have been given rise to the entitlement to Revenue Share and shall use all reasonable endeavours to agree the sum or sums due pursuant to the terms of this Agreement.

(b) Where such dispute shall arise from action taken or not taken by a UK Operator ZIM shall attempt to agree with the UK Operator the dispute that has arisen, making all reasonable representations that may have been communicated to ZIM by the Client

(c) ZIM shall use best efforts and shall act in good faith to ensure payment is made to Client in a timely and reliable manner. However, with that being said and subject to the remaining terms of this provision, there shall be no obligation on the part of ZIM to make any payment pursuant to sub-Clause 5.1.6 until such time as any dispute regarding the calculation of Revenue Share shall have been resolved to the reasonable satisfaction of the parties. Where such dispute shall relate to one or more of the UK Operators but not all of the companies comprised in the definition of UK Operators, ZIM's right to withhold payment under this sub-Clause shall only be in respect of that proportion of the Revenue Share as shall be due and is in dispute from the UK Operator(s) (or specifically from a portion thereof as applicable) who shall have refused to make payment to ZIM. All Revenue Share amounts due to Client by ZIM that are not in dispute shall be paid according to the normal payment schedule. ZIM will act in good faith in connection with the provisions of this sub-Clause and shall not progress or otherwise delay resolution of any dispute purely for the purposes of delay of payment. Further, this sub-Clause is applicable only to disputes that relate to traffic volume reporting for Bulk Messaging and/or Information Services Revenue. And in no event shall a delay in payment be due to actions or omissions of the same caused by ZIM.

(d) Where despite the using of reasonable endeavours to resolve any dispute the parties shall not be able to agree on the Revenue Share, then the UK Operator(s) records shall serve as final.

5.2       Value Added Tax

All sums payable under this Agreement are quoted as being exclusive of Value Added Tax. The party making payment shall in addition to the amount payable as specifically stated in this Agreement also, pay in addition all Value Added Tax at the rate prevailing from time to time

6         TECHNICAL

6.1       General

6.1.1 Client shall establish a direct data communication connection to ZIM situated at ZIM London Data Center, in connection with the provision of the Services. Such connection shall be to a specification reasonably required by ZIM but without limitation shall comply with the communication protocols specified in Schedule 4.

6.1.2 The Client shall supply and maintain all of its equipment and communication connections necessary pursuant to sub-Clause 6.1.1 up to such communication point where data will pass to equipment and Networks provided by ZIM under the terms of this Agreement.

6.1.3 ZIM shall be entitled to disconnect or suspend any direct connection provided by the Client with as much prior notice as is possible, should a fault or other form of transmission error occur considered in the reasonable opinion of ZIM to affect or be likely to affect the performance of the Networks.

6.1.4 The Client shall provide such assistance as ZIM may reasonably require in connection with the carrying out of installation tests to ensure the connections provided by the Client in accordance with sub-Clause

6.1.1 shall perform in accordance with the provisions set out in Schedule 4; provided such adheres to Client's security policies.

6.2       The Client's Undertakings

6.2.1     The Client agrees with ZIM:

           (a) To be responsible for the supply and maintenance of the connection provided under sub-Clause 6.1.1 and for all costs and expenses arising in connection with such connection.

           (b) To provide ZIM with a nominated point of Contact (in relation to general enquiries) and a Technical Point of Contact (in connection with technical and data enquiries) with whom ZIM shall be able to communicate in connection with any problems/difficulties arising in connection with the connection provided by the Client under sub-Clause
                     6.1.1 or otherwise in connection with any communication problems which may arise in relation to the provision of Information Services and/or provision by ZIM of the Services under the terms of this Agreement. Where this is the same person a second, back-up, point of contact should also be provided.

           (c) In so far as the provisions of this Agreement require the parties to maintain run or otherwise operate computer software, the parties will inform each other (prior to implementation) of any intention to modify up-grade or otherwise alter the performance of any software to enable the other party to consider potential compatibility issues. The Client shall undertake no such software up-grade, modification or other alteration until the Client shall have undertaken such performance functionality tests, as ZIM shall reasonably require


7         MARKETING AND PUBLICITY

7.1 The Client shall be solely responsible for marketing and promoting the Information Services.

7.2 Each Party shall obtain the express written consent of the other to the issue, content and timing of any news/press releases, articles, brochures, advertisements, prepared speeches or other information releases issued in connection with this Agreement or the provision of the Information Services, such consent not to be unreasonably withheld or delayed.

8         INTELLECTUAL PROPERTY RIGHTS & OWNERSHIP

8.1 Except where specifically provided under the provisions of sub-Clause 2.2, this Agreement does not operate as an assignment by or to either party of any copyright, registered design, trademark or any other intellectual property rights of whatever nature.

8.2 Nothing in this Agreement shall entitle either party to use the other party's name, logo or trademark or any intellectual property in connection with Information Service without the prior written consent of the other.

8.3 Client network. Client shall retain all right, title, and interest in and to the Client network, including but not limited to, ownership of all hardware, software, technology, applications, data (including text, images, etc.) and all intellectual property rights associated therewith.

8.4 ZIM network. ZIM will retain all right, title, and interest in and to the ZIM network including but not limited to, ownership of all hardware, software, technology, applications, data and all intellectual property rights associated therewith.

8.5 End User Information. Client shall have sole ownership and control of the information and data collected from End Users of Client, including but in no way limited to all SMS data transmitted by ZIM, such as SMS content, end user's mobile phone number, and other End User data. Such End User Information shall be considered Confidential Information.

8.6 Rights Reserved. All rights not specifically granted herein to hardware, software, content, marks, technology, or other materials (and intellectual property rights in any of the foregoing) are reserved to the owner thereof.

9         indemnity AND LIMITATION OF LIABILITY

9.1 The Client will fully indemnify ZIM against all liability, reasonable costs, reasonable expenses, actions and proceedings (including, but not limited to, any claim that the content of the Information Services infringes the intellectual property rights of any third party) arising directly or indirectly out of or in connection with the provision of the Services or use of Information Services or the conduct of the business of the Client.

9.2 ZIM shall promptly pass on to the client all third party claims in respect of the context of the information services.

9.3 ZIM will fully indemnify the Client against all liabilities, reasonable cost, reasonable expenses and actions proceedings claims and demands arising out of or in connection with any error in, alteration of, or omission from Information Services caused by any fault in the Network (except by Force Majeur) and which claims are validly and lawfully made by any third party.

9.4 The provisions of sub-Clauses 9.1 and 9.3 are subject to the following conditions:

         (a) ZIM indemnity does not extend to any liability for a breach of any contract between the Client and any third party or to any action, proceeding, claim or demand in respect of or in consequence of such a breach of contract;

         (b) nothing in this Agreement renders the Client liable to indemnify ZIM against any liability, action, proceeding claim or demand in respect of any errors in or omission from the Information Service caused solely by a fault in the Networks;

         (c) the party seeking to enforce an indemnity must promptly give the other party written notice of any action proceeding claim or demand and if the party receiving the notice accepts full liability to indemnify the other in the event of the Court or other competent authority giving judgment or a decision for the plaintiff:

                    (i) the party seeking the indemnity must not admit liability or make any compromise or payment except with the consent of the other party or under an Order of a Court;

                    (ii) the party seeking the indemnity must permit the other party (or such person, firm or company as that party may from time to time nominate) in the name of the party seeking the indemnity to conduct and settle any such action proceeding or claim as the other party may see fit; and

                    (iii) the party conducting the proceedings must reasonably consult the other party in connection with the proceedings and keep the other party informed as to their progress.

9.4 ZIM duty in performing its obligations under this Agreement is to exercise the reasonable skill and care of a competent mobile Internet service provider. The Client acknowledges and accepts that provision of Information Services is available only within the communication range of the UK Operators, The Client accepts that the quality and availability of Information Services may be affected by factors outside ZIM or UK Operators control such as local physical obstructions, atmospheric conditions and other causes of radio and/or communication interference or faults in other telecommunications networks to which the UK Operators are connected.

9.5 The provisions of this Agreement set out the entire understanding between the Client and ZIM in respect of which ZIM shall be under no other obligation duty or liability except as specifically set out herein.

9.6 Nothing in this Agreement shall restrict the liability of either party in respect of death or personal injury.

9.7 Notwithstandng anything in this agreement to the contrary, neither party shall be liable to the other in any manner whatsoever in respect of any purported loss of profit, business or anticipated savings or for any indirect or consequential loss whatever and howsoever arising.

9.8 Without limitation to the foregoing, in any event either party's liability in contract, tort (including negligence) or otherwise arising shall be limited to (pound)1 million for any one incident or series of related incidents and in any 12-month period to a total of (pound)2 million.

9.9 Each provision of this clause 9 operates separately. If any part is held unreasonable or inapplicable in any circumstances the other parts shall continue to apply.

10        THIRD parties

The provisions of this Agreement are solely for the benefit of the parties hereto and are not intended to confer upon any person except the parties any rights or remedies hereunder. No person who is not a party to this Agreement shall have any right to enforce any of its terms pursuant to the Contracts (Rights of Third Parties) Act 1998.

11        CONFIDENTIALITY

11.1 Each party acknowledges to the other that mutual disclosure of Confidential Information will be essential to the due performance of the parties' respective obligations under this Agreement and that unauthorised use or disclosure of any such Confidential Information could harm the business operations of its owner.

11.2 It is agreed that each party will limit the disclosure of Confidential Information to those of its employees, contractors or agents who require that information for purposes connected with the performance of this Agreement and will procure that any record of such Confidential Information is kept secure in accordance with normal business practices.

11.3 Neither party will use any such Confidential Information of the other otherwise than for the purposes of this Agreement without the express consent of its owner.

11.4 The undertakings contained in this clause 11 shall not apply to the receiving party in respect of any information which:

          11.4. 1 is already in the receiving party's possession as at the date of this agreement (except only where disclosed by the other party as a consequence of or during the negotiations leading to the signing of this Agreement); or

          11.4.2 is independently developed or generated by the receiving party; or

          11.4.3 is provided to the receiving party by any third party who was free of any restriction as to its use or disclosure at the time of such provision; or

          11.4.4 is or falls into the public domain (otherwise than in consequence of a breach of this Agreement); or

          11.4.5 the receiving party is obliged to disclose by reason of any legal requirement.

11.5 On termination of this Agreement each party will cease use of Confidential Information of the other and will return any records of it to the owner. The rights and obligations of the parties under this Clause 11 will survive termination of the Agreement. The obligations and restrictions in this clause shall be valid for a period of five years from the termination of this Agreement.

11.6 End User Information as set forth in Clause 8.5 of this Agreement is Confidential Information of Client. ZIM understands that it is not to directly contact these End-Users and that doing so would cause irreparable damages to Client.

12        DATA PROTECTION

Both ZIM and the Client shall comply with the Data Protection Act 1998 and any privacy guidelines issued from time to time by ZIM in connection with the respective activities carried out by the parties under this Agreement.

13.       TERM AND TERMINATION

13.1      Term

This agreement shall come into force on the Commencement Date and shall continue in force for the Initial Term and thereafter unless or until terminated by either party giving to the other at least 4 months' written notice to expire on or at any time after the end of the Initial Term or as specified below in
Section 13.2. 13.2 Termination

13.2.1   Methods of Termination

Notwithstanding the provisions of Clause 13.1, this Agreement may be terminated in accordance with the following provisions:

(a) either party may terminate this Agreement by giving notice in writing to the other party in the event the other party is in material breach of this Agreement and (if capable of remedy) has failed to remedy such breach within thirty (30) days of receipt of written notice thereof from the other party;

(b) either party may terminate this Agreement immediately by notice in writing if either party is unable to pay its debts (within the meaning of Section 123 of the Insolvency Act 1986), makes or offers to make any arrangement or composition with any one or more of its creditors or commits any act of bankruptcy or if any petition or receiving order in bankruptcy is presented or made against either party or if any resolution or petition to wind up either party (being a limited company) is issued or passed or presented or if a receiver is appointed.

(c) either party may terminate this Agreement by giving notice in writing to the other party should an event of Force Majeure continue for more than Ninety (90) consecutive calendar days as provided in Clause 14 below; or

(d)        the parties may terminate this Agreement by mutual written consent

(e) Either party may terminate this Agreement at any time for any reason or no reason at all by giving the other party not less than 120 days notice in writing

(f) Either party may terminate this Agreement in accordance with any clause of this Agreement that expressly confers a right of termination on that party.

13.2.2   Rights and Obligations on Termination

In the event of termination of this Agreement for any reason, the parties will have the following rights and obligations:

(a) Upon termination of this Agreement, all rights of either party which may have been granted in connection with the provision of the Services and/or Information Services in respect of the use of trademarks, logos or other marks (if any) shall terminate

(b) Termination of this Agreement will not release either party from the obligation to make payment of all amounts that shall have accrued up to the date of termination; and

(c) The obligations hereunder which by their terms or clear intent extend beyond termination of this Agreement will survive termination


14       FORCE MAJEURE

14.1     Notice

Upon being affected by an event of Force Majored the party so affected shall give notice to the other, together with details of the event which has occurred so suggested to amount to Force Majored. On receipt of such notice the parties shall discuss with the other (using all reasonable endeavors and acting in good faith) how to best progress the provisions of this Agreement (if at all) bearing in mind the event, which shall have occurred. Upon the giving of such notice the affected party will be released without any liability on its part from the performance of its obligations under this Agreement (except for an obligation to make any payment of money due and owing), but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majored.

14.2     Suspension of Performance

During the period that the performance by a party of its obligations under this Agreement has been suspended by reason of an event of Force Majored, the other party may likewise suspend the performance of all or part of its obligations (except for an obligation to make any payment of money due and owing) hereunder relating to the circumstances constituting the claimed event of Force Majored (to the extent that such suspension is commercially reasonable).


15.      MISCELLANEOUS

15.1     Governing Law

         If Client sues ZIM, then the choice of law which shall be applicable to the construction and interpretation of the agreement shall be that of California and the venue shall be San Diego, California. If ZIM sues Client then the choice of law which shall be applicable to the construction and interpretation of the agreement shall be that of California and the venue shall be Canada.

15.2     Relationship; Nonexclusive Arrangement

Nothing contained in this Agreement shall be construed to give either party the power to direct or control the day-to-day activities of the other party, nor to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations under this Agreement, each party will be acting as an independent contractor. No exclusive arrangement is created or is intended to be created between the parties herein. Either party may engage other third parties to provide similar or identical services further, Client shall not be obligated to send any minimum number of transmissions to ZIM. In addition, Client in its sole discretion may select only specific UK Operators for which it desires to utilize the services of ZIM, and such specification may change from time to time for any reason or no reason at all.

15.3     Entire Agreement

This Agreement and the Schedules hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the parties other than those set forth or referred to herein.

15.4     Amendments

This Agreement may only be amended in writing signed by an authorised signatory of the respective parties hereto 15.5 Assignment Neither party may assign or otherwise transfer its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

15.6     Waivers of Default

Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by such party of any subsequent or other default,

15.7     Severability

If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. The parties shall nevertheless negotiate in good faith in order to agree the terms of a mutually satisfactory provision, achieving so nearly as possible the same commercial effect, to be substituted for the provision so found to be void or unenforceable.

15.8     Notices

All notices and requests in connection with this Agreement shall be given in writing and sent by express delivery mail or by fax to the addresses contained in the recitals of this agreement or to such other address, as the party to receive the notice or request shall designate by notice to the other party.

15.9     Counterparts

This Agreement may be executed in any number of counterparts, and by the parties to it on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been signed by the duly authorised representatives of the parties the day and year first above written.



For and on Behalf of ZIM Limited:
/s/ Roberto Campagna

Name: Roberto Campagna

Position: VP, Mobile Sales





For and on Behalf of SMS.AC Corporation ("the Client"):
/s/ Brandie Williams

Name: Brandie Williams

Position: SVP, Business Development

                         SCHEDULE 1 - SHARED SHORT CODES
                           SERVICE CHARGES, REVENUE SHARE AND TARIFFS

"The Client" will be charged the following fees, for the applicable services as shown below and set out in Clauses 2 and 3.7.

Part 1 - SERVICE CHARGES
The monthly charges cover the provision of SHARED short codes for each of the four UK operators (Vodafone, O2, Orange and T-Mobile). Each short code has a prefix of (8) consists of 5 digits and is consistent (unified) across all mobile network operators.



Description                                                     Costs


Account Setup Fee                                               (pound)0.00


Bronze Package Monthly Short Code and Keyword Rental            (pound)99.00
(1 x Tariff(short code, 5 x Keywords of your choice)
*Additional Keyword - (pound)20 per keyword per month

Silver Package Monthly Short Code and Keyword Rental            (pound)149.00
(2 x Tariff (short code, 10 x Keywords of your choice)
*Additional Keyword - (pound)15 per keyword per month

Gold Package Monthly Short Code and Keyword Rental              (pound)199.00
(3 x Tariff (short code, 20 x Keywords of your choice)
*Additional Keyword - (pound)10 per
keyword per month


  PLEASE NOTE: ZIM AGREES TO WAIVE THE ABOVE SERVICE CHARGES THAT MAY BE
          APPLICABLE TO SMS.AC. HOWEVER, UNDER REGULAR CIRCUMSTANCES,
 -------------------------------------------------------------------------------
   ALL PRICES EXCLUDE VAT AND ARE SUBJECT TO A MINIMUM ACTIVATION PERIOD OF 1
               (ONE) MONTH. SHARED SHORT CODES ARE AUTOMATICALLY
                  ASSIGNED. PRICE COVERS ALL FOUR UK OPERATORS.

Part 2 - REVENUE SHARE PAYMENTS
a) The following revenue share table shows the revenue paid to Client based on successfully billed messages to subscribers of the service using a Vodafone UK, Orange UK, T-Mobile UK or O2 UK mobile handset. All short code messages can be charged against a Pre-pay (pay-as-you-go) or post pay (contract) mobile phone bill. The out payment rates in this revenue share table will apply only to monthly messaging volumes over and above 500,000 messages.


TARIFF                              REVENUE SHARE
-------                             -------------

                   VF            OR             TM             O2

(pound)0.25   (pound)0.10    (pound)0.10    (pound)0.10    (pound)0.10

(pound)0.50   (pound)0.25    (pound)0.21    (pound)0.26    (pound)0.25

(pound)1.00   (pound)0.46    (pound)0.46    (pound)0.46    (pound)0.46

(pound)1.50   (pound)0.95    (pound)0.91    (pound)0.94    (pound)0.93



b) The following revenue share table shows the revenue paid to Client based on successfully billed messages to subscribers of the service using a Vodafone UK, Orange UK, T-Mobile UK or O2 UK mobile handset. All short code messages can be charged against a Pre-pay (pay-as-you-go) or post pay (contract) mobile phone bill. The out payment rates in this revenue share table will apply only to monthly messaging volumes between 0 to 500,000.



TARIFF                                 REVENUE SHARE
--------                               --------------

                   VF            OR                 TM                O2


(pound)0.25     (pound)0.09   (pound)0.09     (pound)0.09       (pound)0.09

(pound)0.50     (pound)0.24   (pound)0.20     (pound)0.25       (pound)0.24

(pound)1.00     (pound)0.46   (pound)0.46     (pound)0.46       (pound)0.46

(pound)1.50     (pound)0.94   (pound)0.90     (pound)0.93       (pound)0.92


Revenue share payments shown above exclude VAT.

Part 3 - SHORT CODE INFORMATION
The table below shows the available shared short codes and the associated tariffs which are charged including VAT to the end user.


SHORT CODE                          TARIFF
----------                          ------

                         Inc VAT                 Excl VAT

 83236                    25.0p                   21.3p

 85239                    50.0p                   42.6p

 86239                    100.0p                  85.1p

 87239                    150.0p                  127.7p

                       SCHEDULE 2 - DEDICATED SHORT CODES

                   SERVICE CHARGES, REVENUE SHARE AND TARIFFS

 "The Client" will be charged the following fees, for the applicable services as shown below and set out in Clauses 2 and 3.7.


Part 1 - SERVICE CHARGES
In the event Client, in its sole discretion, determines to use a dedicated short code, then the fees set forth below shall apply. The monthly charges cover the provision of short codes for each of the four UK operators (Vodafone, O2, Orange and T-Mobile). Each tariff shown in the revenue tariff sheet requires a separate short code. Each short code has a prefix of (8) consists of 5 digits and is consistent (unified) across all mobile network operators.



Description                                  Costs
-------------                               -------------
Connection Fee                              (pound)300.00

Monthly Short Code Rental                   (pound)500.00


        PLEASE NOTE: ALL PRICES EXCLUDE VAT AND ARE SUBJECT TO A MINIMUM
             ACTIVATION PERIOD OF 3 (THREE) MONTH. PRICE COVERS ALL
 FOUR UK OPERATORS. PLEASE NOTE: ALL CONNECTION AND MONTHLY DEDICATED SHORTCODE
                     RENTAL FEES COME OUT OF REVENUE SHARE

Part 2 - REVENUE SHARE PAYMENT CALCULATION FOR INFORMATION MESSAGES

          1. The revenue tariffs that apply to the four main UK Operator networks are in-line with the terms and conditions of this agreement.

          2. The revenue share payments will be paid by ZIM to "the Client" only after ZIM has received payment from the UK Operators as detailed in Clause 3 of this agreement.



Details on the Revenue Share Out Payments for Dedicated Short Codes on VODAFONE
(UK), O2 (UK), T-Mobile (UK) and Orange (UK), can be found at www.zimepl.com.

                           SCHEDULE 4 - VIRTUAL MOBILE



SMS.AC will have access to ZIM's Virtual Mobile Service if they wish to use it. The mentioned fees will only apply if SMS.AC activates a Virtual Mobile account. Services will be charged inline with the Setup Fees, Monthly Service Fee and charges for applicable services as shown in the table below.


SERVICE CHARGES

The following service charges are for the monthly operation of the Virtual Mobile solution by ZIM.

Description                                                     Costs
-----------                                                    ------
Number Allocation Fee                                          (pound)100.00

Monthly Rental: Gold Virtual Mobile Number                     (pound)140.00

All prices shown above are subject to VAT.

PLEASE NOTE: ALL ALLOCATION AND MONTHLY RENTAL FEES REQUIRED ARE TO COME OUT OF REVENUE SHARE.

Description                                                    Costs
-----------                                                    ------
Number Allocation Fee                                          (pound)80.00

Monthly Rental: Silver Virtual Mobile Number                   (pound)60.00

All prices shown above are subject to VAT.

PLEASE NOTE: ALL ALLOCATION AND MONTHLY RENTAL FEES REQUIRED ARE TO COME OUT OF REVENUE SHARE.

Description                                                     Costs
-----------                                                    ------
Number Allocation Fee                                          (pound)60.00

Monthly Rental: Bronze Virtual Mobile Number                   (pound)40.00

All prices shown above are subject to VAT.


PLEASE NOTE: ALL ALLOCATION AND MONTHLY RENTAL FEES REQUIRED ARE TO COME OUT OF REVENUE SHARE.

MINIMUM TERM

All Virtual Mobile numbers have a minimum rental period of one month. Virtual Mobile numbers can be released after the first month's rental. Released numbers will be returned to the ZIM number bank and maybe allocated to other customer. Released numbers can be re-purchased however the allocation fee will apply.

                   SCHEDULE 5- INFORMATION MESSAGES (PROTOCOL)


All information with regards to gateway specifications, support documentation and user guides can be found online at the following Internet address:

http://www.zimepl.com

              SCHEDULE 6- DEDICATED UK CUSTOMER CARE TLEPHONE LINE


DEDICATED CUSTOMER CARE TLEPHONE LINE

ZIM will provision a dedicated UK Customer Care Telephone line for SMS.AC. This telephone line will be dedicated to SMS.AC for their SMS services in the UK and throughout Europe if desired. The instructions for the telephone line are as follows:

1.        Call the line +442073945408

2.        Wait until it goes to voicemail

3.        Press 88 once the auto attendant picks up

4. Then you will be prompted to insert the mailbox number and your password followed by the # key. The mailbox number is 5408 and the password is 1234. So you need to dial 54081234#

5. Once this is done, you are in the system. You can change the recording, the password, listen to messages, forward calls etc



Description                                                     Costs
-----------                                                    ------
Connection Fee                                                 (pound)0.00

Monthly Phone Line Rental                                      (pound)80.00


          PLEASE NOTE: ALL PRICES EXCLUDE VAT AND ARE SUBJECT TO A MINIMUM ACTIVATION PERIOD OF 3 (THREE) MONTH. PRICE PLEASE NOTE: ALL CONNECTION AND MONTHLY RENTAL FEES COME OUT OF REVENUE SHARE